UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 22, 2018
(May 22, 2018)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
As previously disclosed, on February 1, 2016, NM Capital Utility Corporation (“NM Capital”), a wholly-owned subsidiary of PNM Resources, Inc. (“PNMR”), provided funding of $125.0 million to Westmoreland San Juan, LLC (“WSJ”), a ring-fenced, bankruptcy-remote, special-purpose entity that is a subsidiary of Westmoreland Coal Company (“Westmoreland”). NM Capital funded the loan to WSJ by first entering into a $125.0 million term loan agreement with MUFG Bank Ltd. (“MUFG”) (formerly, The Bank of Tokyo-Mitsubishi UFJ, Ltd.) On May 22, 2018, WSJ made a prepayment in the amount of $50.6 million to NM Capital, which amount reflects the entire principal and interest outstanding under the loan at that time. NM Capital used $43.1 million of these proceeds to repay all remaining principal and interest owed under its loan with MUFG and will use the remaining amount for general corporate purposes. The payments of all outstanding amounts under the loans fulfill the obligations of both NM Capital and WSJ under their respective loan agreements, which are effectively terminated. In addition, the guaranty agreement that PNMR entered into with MUFG to guarantee the obligations of NM Capital under its loan with MUFG is also effectively terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.

(Registrant)

Date: May 22, 2018	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)